                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                 ===============================================




                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                =================================================


       Date of Report (Date of earliest event reported): December 15, 1998



                             COMMERCE BANCORP, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            New Jersey                                       0-12874                             22-2433568
       --------------------                                -----------                         ---------------
(State or other jurisdiction of incorporation)         (Commission File Number)         (IRS Employer Identification No.)

                                 Commerce Atrium
                               1701 Route 70 East
                       Cherry Hill, New Jersey 08034-5400
                       ----------------------------------
          (Address of principal executive offices, including zip code)



                                  609-751-9000
                                  ------------
              (Registrant's telephone number, including area code)

Item 5. Other Events.

        On December 15, 1998, Commerce Bancorp, Inc. (the "Company") issued a press release announcing the declaration a 13% increase in its annual cash dividend rate from $.78 per share to $.88 per share of common stock. The quarterly dividend of $.22 is payable January 21, 1999 to shareholders of record January 7, 1999. Additionally, the press release announced the declaration of a 5% stock dividend on the Company's common stock outstanding. The stock dividend is also payable January 21, 1999 to shareholders of record January 7, 1999, however, the cash dividend noted above is not payable on the new shares of common stock created by the 5% stock dividend. A copy of the press release is attached to this Form 8-K as an Exhibit and is incorporated herein by reference.

        On August 12, 1998, the Company reached an agreement to acquire Community First Banking Company ("CFBC"), Tinton Falls, New Jersey. The acquisition will be completed by the issuance of the Company's Common Stock totaling approximately 1.6 million shares. Under the terms of the amended acquisition agreements by and between CFBC and the Company, each share of CFBC Common Stock will be converted into a number of shares of the Company's Common Stock (the "CFBC Exchange Ratio") with cash paid in lieu of fractional shares. The CFBC Exchange Ratio will be calculated by dividing $28.00 by the average of the closing sale prices of the Company's Common Stock as quoted on the New York Stock Exchange ("NYSE") for the five business day period ending on and excluding the second business day before the acquisition is consummated
(the "Average Price"). However, as a result of the Company's 5% stock dividend referred to above, the minimum and maximum CFBC Exchange Ratios will be adjusted as set forth below assuming that the CFBC acquisition is consummated on or after January 15, 1999. Therefore, a minimum CFBC Exchange Ratio of .644 will apply if the Average Price is above $43.51 and a maximum CFBC Exchange Ratio of .741 will apply if the Average Price is below $37.80. Furthermore, as a result of the Company's 5% stock dividend, the Board of Directors of CFBC will have the right to terminate the acquisition agreements if the Average Price is below $30.48.

        The effects of the Company's 5% stock dividend on the CFBC Exchange Ratio may be illustrated as follows:

Average Price of the Company's Common Stock  CFBC Exchange Ratio
-------------------------------------------  -------------------
Greater than $43.51 .......................  0.644
Betweem $37.80 and $43.51 .................  $28.00 divided by the Average Price
Less than $37.80 ..........................  0.741
Less than $30.48 ..........................  0.741; provided, however that the
                                             CFBC Board will have the right to
                                             terminate the acquisition
                                             agreements

        For illustrative purposes, if, hypothetically, the Average Price of the Company's Common Stock were $46.00, the CFBC Exchange Ratio would be 0.644, and the holder of 100 shares of CFBC Common Stock would receive 64 shares of the Company's Common Stock and $18.40 (0.40 x $46.00) with respect to the fractional share interest.

        On September 17, 1998, the Company reached an agreement to acquire Prestige Financial Corp. ("Prestige"), Flemington, New Jersey. The acquisition will be completed by the issuance of the Company's Common Stock totaling approximately 1.9 million shares. Under the terms of the amended acquisition agreements by and between Prestige and the Company, each share of Prestige Common Stock will be converted into a number of shares of the Company's Common Stock (the "Prestige Exchange Ratio") with cash paid in lieu of fractional shares. The Prestige Exchange Ratio will be calculated by dividing $16.25 by the average of the closing sale prices of the Company's Common Stock as quoted on the NYSE for the five business day period ending on and excluding the second business day before the acquisition is consummated (the "Average Price"). However, as a result of the Company's 5% stock dividend referred to above, the minimum and maximum Prestige Exchange Ratios will be adjusted as set forth below assuming that the Prestige acquisition is consummated on or after January 15, 1999. Therefore, a minimum Prestige Exchange Ratio of .397 will apply if the Average Price is above $40.95 and a maximum Prestige Exchange Ratio of .461 will apply if the Average Price is below $35.24. Furthermore, as a result of the Company's 5% stock dividend, the Board of Directors of Prestige will have the right to terminate the merger agreement if the Average price is below $31.43.

        The effects of the Company's 5% stock dividend on the Prestige Exchange Ratio may be illustrated as follows:

Average Price of the Company's Common Stock  Prestige Exchange Ratio
-------------------------------------------  -------------------
Greater than $40.95 .......................  0.397
Betweem $35.24 and $40.95 .................  $16.25 divided by the Average Price
Less than $35.24 ..........................  0.461
Less than $31.43 ..........................  0.461; provided, however that the
                                             Prestige Board will have the
                                             right to terminate the
                                             acquisition agreements

        For illustrative purposes, if, hypothetically, the Average Price of the Company's Common Stock were $46.00, the Prestige Exchange Ratio would be 0.397, and the holder of 100 shares of Prestige Common Stock would receive 39 shares of the Company's Common Stock and $32.20 (0.70 x $46.00) with respect to the fractional share interest.

        It is currently anticipated that both of the CFBC and Prestige acquisitions will be consummated on or after January 15, 1999. Therefore, since neither CFBC nor Prestige shareholders will be shareholders of the Company as of the January 7, 1999 record date, they will not be entitled to receive either the cash or 5% stock dividend from the Company. However, as noted above, pursuant to the terms and conditions set forth in the agreements with respect to each of the CFBC and Prestige acquisitions, the amount of the Company's Common Stock to be received per share of either CFBC or Prestige Common Stock will be adjusted as set forth above.

        As of December 15, 1998, the closing sale price of the Company's Common Stock on the NYSE was $48.19.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        c.  Exhibits:

            Exhibit No.                            Description
            -----------                            ------------
              99.1                      Press Release dated December 15, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               COMMERCE BANCORP, INC.

                                By: /s/ Thomas J. Sukay
                                    --------------------------
                                    Thomas J. Sukay
                                    Senior Vice President

Dated:   December 18, 1998